UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 4, 2019
EXTRACTION OIL & GAS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37907 (Commission File Number)	46-1473923 (IRS Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On November 4, 2019, Extraction Oil & Gas, Inc. (the “Company”) entered into that certain Letter Agreement re Borrowing Base Redetermination (the “Letter Agreement”) which amends that certain Amended and Restated Credit Agreement dated August 16, 2017 (as amended and modified, the “Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders and as issuing lender.
The Letter Agreement, among other things, amends the Credit Agreement to decrease the borrowing base under the Credit Agreement from $1.1 billion to $950 million. The Letter Agreement also decreases the elected commitments under the Credit Agreement from $1.0 billion to $950 million.
The foregoing description is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
Item 2.03 Creation of a Direct Financial Obligation
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement re Borrowing Base Redetermination, dated November 4, 2019, by and between Extraction Oil & Gas, Inc., as borrower, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

	By:	/s/ Tom L. Brock.
	Name:	Tom L. Brock
	Title:	Vice President, Chief Accounting Officer
Dated: November 7, 2019

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